UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2008

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2008, the Company’s Board of Directors of Alaska Communications Systems Group, Inc. (the "Company") amended and restated the Company’s Bylaws (the "Bylaws") to add a new Section 7 to Article I of the Bylaws. As amended and restated, Article I, Section 7 of the Bylaws requires stockholders intending to make a director nomination or bring other business at an annual meeting of stockholders to have provided the Company advance written notice of such nominations or business. Article I, Section 7 (i) explicitly provides that the provisions of such section are the exclusive means for a stockholder to submit business, other than proposals governed by Rule 14a-8 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (which provides its own procedural requirements) and (ii) sets forth the information required to be provided to the Company about the stockholder making a nomination or proposing business and the information required to be provided to the Company about any nominee for the Company’s Board of Directors made by such stockholder.

Other than the addition of Section 7 in Article I, no other amendments were made to the Bylaws.

The Bylaws as amended and restated are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.2 Amended and Restated Bylaws of Alaska Communications Systems Group, Inc., effective September 12, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

September 18, 2008	By:	/s/ Timothy R. Watts

Name: Timothy R. Watts
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Alaska Communications Systems Group, Inc., as amended effective September 12, 2008.